Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

Stephen J. Byrne, as Chief Executive Officer of Vestin Mortgage, Inc., the sole Manager of Vestin Fund I, LLC (the “Registrant”), and Lance K. Bradford, as Chief Financial Officer of Vestin Mortgage, Inc., hereby certify, pursuant to 18 U.S.C. §1350, that

(1)	the Registrant’s Quarterly Report of Form 10-Q for the quarterly period ended June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the applicable requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: August 14, 2002	/s/	Stephen J. Byrne

Stephen J. Byrne* Chief Executive Officer of Vestin Mortgage, Inc.

Dated: August 14, 2002	/s/	Lance K. Bradford

Lance K. Bradford* Chief Financial Officer of Vestin Mortgage, Inc.

*	Stephen J. Byrne and Lance K. Bradford function, respectively, as the equivalent of the chief executive officer and chief financial officer of the Registrant for purposes of 18 U.S.C. Section 1350.